UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 24, 2015

Town Sports International Holdings, Inc.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-36803	20-0640002
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5 Penn Plaza (4th Floor), New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

(212) 246-6700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On March 24, 2015, Town Sports International Holdings, Inc. (Nasdaq: CLUB) (“TSI” or the “Company”) announced that the Board of Directors (the “Board”) unanimously approved, effective immediately, the appointment of Martin J. Annese, Jason M. Fish, Mark A. McEachen, Patrick Walsh, and L. Spencer Wells, as members of the Board and the resignations of Paul N. Arnold, J. Rice Edmonds, John H. Flood III and Kevin McCall. The changes in the Board were made in accordance with two separate agreements by the Company that together involve its three largest shareholders, HG Vora Capital Management LLC (“HG Vora Capital Management”), PW Partners Atlas Fund III LP (“Atlas Fund III”) and Farallon Capital Management, L.L.C. (“Farallon”). In connection with the appointments, the Board increased its size from seven to eight directors, effective immediately.

Nomination and Standstill Agreement

On March 24, 2015, the Company entered into a nomination and standstill agreement (the “Nomination and Standstill Agreement”) with Atlas Fund III, PW Partners Master Fund LP (“PW Master Fund”), PW Partners Atlas Funds, LLC (“Atlas Fund GP”), PW Partners, LLC (“PW Master Fund GP”), PW Partners Capital Management LLC (“PW Capital Management”), Patrick Walsh (“Mr. Walsh” and collectively, with Atlas Fund III, Atlas Fund GP, PW Master Fund, PW Master Fund GP and PW Capital Management, the “PW Group Shareholders”), HG Vora Special Opportunities Master Fund, Ltd. (“HG Vora Master Fund”), HG Vora Capital Management and Parag Vora (“Mr. Vora” and collectively, with HG Vora Master Fund and HG Vora Capital Management, the “HG Vora Group Shareholders,” and collectively, with the PW Group Shareholders, the “PW Group/HG Vora Group Shareholders”).

In accordance with the Nomination and Standstill Agreement, the Board has (i) increased the size of the Board from seven (7) to eight (8) members and (ii) appointed Messrs. McEachen, Walsh and Wells (collectively, the “PW/HG Vora Nominees”) to the Board. Simultaneously with such appointment, Messrs. Arnold and Edmonds resigned from the Board. In addition, the Company agreed to include the PW/HG Vora Nominees in its slate of directors for election at the Company’s 2015 annual meeting of shareholders (the “2015 Annual Meeting”) together with three incumbent Company directors, Bruce C. Bruckmann, Thomas J. Galligan III and Robert J. Giardina (the “TSI Legacy Directors”) and to recommend and solicit proxies for their election.

If any of the PW/HG Vora Nominees or his replacement is unable or unwilling to serve for any reason as a director nominee at the 2015 Annual Meeting or as a director at any time during the Covered Period (as defined below) and the PW Group/HG Vora Group Shareholders continue to own in the aggregate at least 5% of the then outstanding shares of the Company’s common stock, the PW Group/HG Vora Group Shareholders will be entitled to select and submit a replacement who is qualified and is independent under the applicable NASDAQ rules, applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and is reasonably acceptable to, and approved by, the Board.

If the PW Group Shareholders shall cease to own at least 3% of the then outstanding shares of the Company’s common stock, Mr. Walsh or his replacement at the time shall resign from the

Board, provided, that for so long as the HG Vora Group Shareholders continue at such time to own at least 5% of the then outstanding shares of the Company’s common stock, the HG Vora Group Shareholders shall be entitled to select and submit a replacement for Mr. Walsh or his replacement, as applicable.

As part of the Nomination and Standstill Agreement, upon the first of the TSI Legacy Directors being unable or unwilling to serve for any reason as a director nominee at the 2015 Annual Meeting or as a director at any time during the Covered Period (as defined below), the size of the Board shall be reduced from eight to seven members, and no individual shall be nominated for election or appointed as a director to replace such TSI Legacy Director. For all subsequent TSI Legacy Directors that are unable or unwilling to serve as a director nominee at the 2015 Annual Meeting or as a director during the Covered Period (as defined below) the remaining TSI Legacy Directors shall be entitled to select and submit a replacement who is qualified.

As part of the Nomination and Standstill Agreement, the PW Group/HG Vora Group Shareholders (i) withdrew their nomination notice dated January 7, 2015, pursuant to which the PW Group/HG Vora Group Shareholders had nominated a slate of six director nominees to stand for election at the 2015 Annual Meeting, and (ii) agreed to vote in favor of the Company Slate (as defined below) at the 2015 Annual Meeting.

The Nomination and Standstill Agreement also imposes certain “standstill” restrictions on the PW Group Shareholders and the HG Vora Group Shareholders which will (with certain exceptions limited to action by written consent which restrictions will survive until the earlier of May 15, 2016 and the 2016 annual meeting) terminate on the date ten (10) business days prior to the deadline for shareholders to submit director nominations at the Company’s 2016 Annual Meeting (the “Covered Period”). During the Covered Period, the PW Group Shareholders, the HG Vora Group Shareholders and their respective affiliates shall not, among other things, (i) engage in various proxy or other solicitation activities, (ii) form or join a “group” (as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with other persons, (iii) with respect to (A) PW Group Shareholders (together with their affiliates and associates and any other persons with whom they may be a Section 13(d) Group), have ownership of more than 17.49% of the then outstanding shares of the Company’s common stock, and (B) HG Vora Group Shareholders (together with their affiliates and associates and any other persons with whom they may be a Section 13(d) Group), have ownership of more than 17.49% of the then outstanding shares of the Company’s common stock, (iv) engage in a sale of the securities of the Company that would result in a third party owning or controlling more than 5% of the then outstanding shares of the Company’s common stock, subject to certain limited exceptions, (v) propose or participate in any merger, tender offer or other extraordinary transaction involving the Company, subject to certain exceptions, (vi) engage in short sales or any purchase of any right with respect to any security the majority of the value of which relates to a decline in the value of the securities of the Company, subject to certain exceptions, (vii) call or seek to call a special meeting of shareholders, nominate any candidate to the Board, seek the removal of any member of the Board, solicit or seek to solicit consents from, or execute consents received from shareholders, conduct a referendum of shareholders or make a request for any shareholder list or other Company books and records, (viii) take any action in support of or make any proposal or request that constitutes (A) advising, controlling, changing or influencing the Board, except as set forth in the Nomination and Standstill Agreement, (B) any change in the capitalization, stock repurchase programs and practices or dividend policy of the Company, (C) any other change in the Company’s management, business or corporate structure, (D) seeking to have the Company waive or make amendments or modifications to the Company’s Articles of Incorporation or Bylaws, or other actions that may impede or facilitate the acquisition of control of the Company by any person, (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange, or (F) causing a class of securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act, (ix) make any public disclosure with respect to the Board, the Company, its management, policies or affairs or its securities that is inconsistent with the Nomination and Standstill Agreement, (x) enter into any discussions, negotiations, agreements, or understandings with any third party with respect to any of the foregoing actions or advise, assist, knowingly encourage or seek to persuade any third party to take any action or make any statement with respect to any of the foregoing actions, or otherwise take or cause any action or make any statement inconsistent with any of the foregoing or (xi) publicly request an amendment or waiver to the Nomination and Standstill Agreement.

Pursuant to the Nomination and Standstill Agreement, the Company also agreed to redeem, effective immediately, the rights issued pursuant to the Rights Agreement, dated December 31, 2014, between the Company and Computershare, Inc. as Rights Agent (the “Rights Agreement”).

The above summary of the Nomination and Standstill Agreement does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Nomination and Standstill Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Letter Agreement

Concurrently with the execution of the Nomination and Standstill Agreement, at the invitation of the Company, Farallon entered into an agreement with the Company (the “Letter Agreement” and together with the Nomination and Standstill Agreement, the “Agreements”).

In accordance with the Letter Agreement, the Board has appointed Messrs. Annese and Fish (together, the “Farallon Nominees”) to the Board. Simultaneously with such appointment, John H. Flood III and Kevin McCall have resigned from the Board.

In addition, as part of the Letter Agreement (i) the Company agreed to include the Farallon Nominees in its slate of directors for election at the 2015 Annual Meeting and to recommend and solicit proxies for their election; and (ii) Farallon agreed to vote in favor of the Company Slate (as defined below) at the 2015 Annual Meeting.

If any of the Farallon Nominees or his replacement is unable or unwilling to serve for any reason as a director nominee at the 2015 Annual Meeting or a director at any time prior to 30 days prior to the 2016 annual meeting of shareholders of the Company, Farallon will be entitled to nominate a replacement who is qualified and is independent under the applicable NASDAQ rules, applicable rules and regulations of the SEC and is reasonably acceptable to, and approved by the Board.

The above summary of the Letter Agreement does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Letter Agreement, which is attached as Exhibit 10.2 and incorporated herein by reference.

Other Board Arrangements

Immediately following the transactions described above, the Board consists of the following eight (8) members: Messrs. Annese, Bruckmann, Fish, Galligan, Giardina, McEachen, Walsh, and Wells, who (or their applicable replacements) will comprise the Company’s slate of nominees for election at the 2015 Annual Meeting (the “Company Slate”). The Company expects to file proxy materials for the 2015 Annual Meeting in the near future.

Committees of the Board

In accordance with the Agreements, the Board fixed the size of each of the Board’s Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee (the “Nominating Committee”) and Executive Committee at three directors with the Chairman of each committee to be selected by majority vote of such committee, and appointed one of the PW/HG Vora Nominees, one of the TSI Legacy Directors and one of the Farallon Nominees to each committee.

The Board has determined that six of the Company’s eight directors are “independent” under the applicable NASDAQ rules and the applicable rules and regulations of the SEC, including that each such director is free of any relationship that the Board believes would interfere with his individual exercise of independent judgment. The following directors were determined to be independent by the Board: Messrs. Bruckmann, Fish, Galligan, McEachen, Walsh and Wells.

Audit Committee

The Board appointed Messrs. Fish, Galligan and Wells to the Audit Committee. The Board determined in its business judgment that each member of the Audit Committee is financially literate and is “independent” as defined in the applicable NASDAQ rules and the applicable rules and regulations of the SEC. In addition, the Board has determined that Messrs. Fish, Galligan and Wells are each “audit committee financial experts” as that term is defined in Item 407(d)(5) of Regulation S-K of the Exchange Act.

Compensation Committee

The Board appointed Messrs. Fish, Galligan and McEachen to the Compensation Committee. The Board determined in its business judgment that Messrs. Fish, Galligan and McEachen are “independent” as defined in the applicable NASDAQ listing standards. The Board also determined that the members of the Compensation Committee are non-employee directors under the applicable rules and regulations of the SEC and outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Nominating Committee

The Board appointed Messrs. Bruckmann, Fish and Walsh to the Nominating Committee. The Board determined in its business judgment that Messrs, Bruckmann, Fish and Walsh are “independent”, as defined in the applicable NASDAQ rules and the applicable rules and regulations of the SEC.

Executive Committee

Finally, the Board appointed Messrs. Bruckmann, Fish and Walsh to the Executive Committee.

A copy of the press release issued by the Company relating to the events described above is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 3.03. Material Modifications to Rights of Security Holders.

The information set forth in Items 1.01 and 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Other than the Nomination and Standstill Agreement, the Company is not aware of any understanding or arrangement between the PW/HG Vora Nominees and any other person pursuant to which the PW/HG Vora Nominees were appointed, and there are no related-party transactions that would be required to be disclosed under Item 404(a) of Regulation S-K with respect to the PW/HG Vora Nominees. Other than the Letter Agreement, the Company is not aware of any understanding or arrangement between the Farallon Nominees and any other person pursuant to which the Farallon Nominees were appointed, and there are no related-party transactions that would be required to be disclosed under Item 404(a) of Regulation S-K with respect to the Farallon Nominees.

In connection with their service as members of the Board, the Nominees will be paid in accordance with the terms described in the Company’s Amended and Restated Non-Employee Director Compensation Plan which became effective on February 25, 2015 and is attached as Exhibit 10.3 and incorporated herein by reference.

The Company has agreed to, as promptly as practicable following the transactions contemplated by the Agreements, enter into an indemnification agreement with each of the directors, which will provide that the Company indemnify each director party thereto against certain liabilities that may arise as result of his or her status or service as a director.

Termination of Employment of Robert Giardina

As a result of the transactions described above, in accordance with the terms of the Letter Agreement dated February 25, 2015 between the Company and Robert Giardina (the “Giardina Agreement”), (i) Mr. Giardina’s employment with the Company as Executive Chairman will terminate as of March 27, 2015; and (ii) Mr. Giardina will be entitled to receive payment of $1.1 million in accordance of the terms of the Giardina Agreement which has been placed by the Company in a Rabbi Trust, subject to Mr. Giardina signing a letter releasing waiving any and all claims he may have against the Company. Mr. Giardina continues to serve as a member of the Board and will be treated as a non-employee director.

The above description is qualified in its entirety by the terms of the Giardina Agreement, previously filed.

Item 8.01.	Other Events

Redemption of Rights

In connection with the entry by the Company into the Nomination and Standstill Agreement, the Company also announced today that the Board has approved the redemption of the rights issued pursuant to the Rights Agreement. With the redemption, the Rights Agreement is effectively terminated. Pursuant to the terms of the Rights Agreement, the Company will pay a redemption price to the holders of the rights equal to $0.01 per right in cash on April 20, 2015.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits: The Exhibit Index annexed hereto is incorporated herein by reference.

10.1	Nomination and Standstill Agreement, dated March 24, 2015, by and among Town Sports International Holdings, Inc. and PW Partners Atlas Fund III LP, PW Partners Master Fund LP, PW Partners Atlas Funds, LLC, PW Partners, LLC, PW Partners Capital Management LLC, Patrick Walsh, HG Vora Special Opportunities Master Fund, Ltd., HG Vora Capital Management, LLC, and Parag Vora.

10.2	Letter Agreement, dated March 24, 2015 between Town Sports International Holdings, Inc. and Farallon Capital Management, L.L.C.

10.3	Amended and Restated Non-Employee Director Compensation Plan

10.4	Letter Agreement, dated February 25, 2015, between Town Sports International Holdings, Inc. and Robert Giardina (incorporated by reference to Exhibit 10.1 to the Company’s Current on Form 8-K, filed on February 25, 2015).

99.1	Press Release of Town Sports International Holdings, Inc. dated March 24, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

Date: March 24, 2015	By:	/s/ David M. Kastin
		Name:	David M. Kastin
		Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Nomination and Standstill Agreement, dated March 24, 2015, by and among Town Sports International Holdings, Inc. and PW Partners Atlas Fund III LP, PW Partners Master Fund LP, PW Partners Atlas Funds, LLC, PW Partners, LLC, PW Partners Capital Management LLC, Patrick Walsh, HG Vora Special Opportunities Master Fund, Ltd., HG Vora Capital Management, LLC, and Parag Vora.

10.2	Letter Agreement, dated March 24, 2015 between Town Sports International Holdings, Inc. and Farallon Capital Management, L.L.C.

10.3	Amended and Restated Non-Employee Director Compensation Plan

10.4	Letter Agreement, dated February 25, 2015, between Town Sports International Holdings, Inc. and Robert Giardina (incorporated by reference to Exhibit 10.1 to the Company’s Current on Form 8-K, filed on February 25, 2015).

99.1	Press Release of Town Sports International Holdings, Inc. dated March 24, 2015